UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

U.S. ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 8, 2026, Randall Keys ceased to serve as a member of the Board of Directors (the “Board”) of U.S. Energy Corp. (the “Company”) upon the expiration of his term at the Company’s 2026 Annual Meeting of Stockholders (the “Meeting”), having previously informed the Company that he would not stand for re-election. Mr. Keys’s decision not to stand for re-election did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board thanks Mr. Keys for his years of dedicated service and valuable contributions to the Company.

The size of the Board remains unchanged following Mr. Keys’s departure.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2026, the Company held the Meeting. The following four proposals were voted on at the Meeting (as described in greater detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 6, 2026 (the “Proxy Statement”)), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Proxy Statement and this Form 8-K should be read in connection with the Proxy Statement.

Proposal 1

The director nominees listed below were duly elected to the Board of Directors by a plurality of the votes cast (there was no solicitation in opposition to management’s nominees as listed in the Proxy Statement), each to serve a term of three years and until his respective successor has been elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John A. Weinzierl	10,630,629	156,777	12,512,976
D. Stephen Slack	10,645,512	141,894	12,512,976

Proposal 2

A management proposal to ratify the appointment of Weaver & Tidwell, L.L.P. as the Company’s independent auditor for the fiscal year ending December 31, 2026 was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,151,640	100,116	48,626	—

Proposal 3

A management proposal relating to an advisory vote to approve named executive officer compensation was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,130,670	569,807	86,929	12,512,976

Proposal 4

A management proposal to approve for purposes of complying with Section 5635(d) of the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC, the issuance of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), to Roth Principal Investments, LLC ("Roth Principal Investments") pursuant to the terms of that certain Common Stock Purchase Agreement, dated as of October 9, 2025 (the "Common Stock Purchase Agreement"), between the Company and Roth Principal Investments, in an amount that equals or exceeds 20% of the total shares of the Company's Common Stock outstanding immediately prior to the entry into the Common Stock Purchase Agreement (the "Nasdaq 20% Cap Removal Proposal"), was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,207,459	557,104	22,843	12,512,976

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By: /s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated: May 8, 2026